EXHIBIT 99.1

Vital Therapies Outlines Plans for New Phase 3 Trial of ELAD(R) in Alcohol-Induced Liver Decompensation

SAN DIEGO, Sept. 28, 2015 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq:VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of liver failure, today outlined plans for a possible new phase 3 clinical trial designed to confirm ELAD's safety and efficacy in alcohol-induced liver decompensation (AILD), including severe acute alcoholic hepatitis, based on trends identified in subset analyses of the Company's recently completed VTI-208 clinical trial.

On August 21, 2015, the Company announced that while its first phase 3 trial, VTI-208, did not reach its primary or secondary endpoints, medically pertinent pre-specified subsets based on age and disease severity did show promising trends toward efficacy. Since then, the Company has conducted a series of pre-specified and post-hoc analyses of subsets of the data in order to determine if there is a basis for designing and implementing a new clinical trial to confirm the efficacy and safety signals identified in these subsets.

The Company has drafted a preliminary protocol for the proposed new clinical trial, to be known as VTL-308, incorporating limits on age and factors associated with kidney dysfunction (creatinine) and blood clotting dysfunction (international normalized ratio, or INR), which are discrete components of the Model for End Stage Liver Disease (MELD) score.

Key features of the preliminary VTL-308 protocol are being reviewed with the Company's Clinical Advisory Board and many proposed clinical investigators. While additional modifications are possible, this preliminary protocol will be used in planning for the new trial.

A dialogue with the U.S. Food and Drug Administration (FDA) has been initiated and the Company has been granted a Type C meeting to review the VTL-308 protocol and discuss whether the results, if positive, would be accepted as the basis for a biologics license application, or BLA, filing, potentially supported by the VTI-208 subset analyses. The Company plans to submit the VTL-308 protocol to the FDA early in the fourth quarter, followed shortly thereafter with submissions to various European regulatory authorities.

The Company also expects to begin the process of opening clinical sites in the fourth quarter.  The clinical sites selected to participate in VTL-308 will be comprised mostly of high enrolling sites from VTI-208, with approximately 35 sites targeted in U.S., U.K., Ireland, Germany and Spain. The Company anticipates enrolling the first subject in VTL-308 during the first half of 2016.

A post hoc analysis of VTI-208, which serves as the basis for design of our preliminary VTL-308 protocol, excludes subjects 50 years and older and also those with creatinine 1.3 mg/dL and above and INR above 2.5, in an attempt to avoid subjects with significant kidney and blood clotting dysfunction. In accord with this analysis, the 91-day survival rates were 93.9% for ELAD-treated subjects and 68.4% for controls (N=71; Pearson's Chi-squared P < 0.05). The full Kaplan-Meier curve is reproduced below:

Figure 1. Kaplan Meier Curve of the Post Hoc VTI-208 Subset Age <50 years, Creatinine < 1.3 mg/dL and INR ≤ 2.5).  (N=71; p<0.05; hazard ratio = 0.343).
http://media.globenewswire.com/cache/31568/file/37595.pdf

Based on the Company's trial design assumptions, 150 subjects would need to be enrolled for VTL-308 to have 95% power to achieve a statistically significant result. The Company estimates it will require additional capital of about $30 to $40 million to fund this trial to topline data. Of that capital, the Company contemplates raising approximately $20 million over the next six months. The Company also currently contemplates raising the balance through an at-the-market, or ATM, offering over the course of the next couple of years. As a result of the recently announced expense reductions and the expected structure and timing of the VTL-308 clinical trial, the Company believes that its existing cash and cash equivalents of approximately $63 million at the end of August will be sufficient to fund its operations to mid-2017.

New Investor Presentation

Concurrent with this news release, the Company's new investor presentation has been filed in a Form 8-K with the Securities and Exchange Commission. Investors can obtain further information about the data supporting the VTL-308 trial design from this presentation.

About VTI-208 and VTI-208E

VTI-208 was a phase 3 randomized, controlled, open-label trial, evaluating the ELAD System in subjects with AILD. The primary endpoint was overall survival through at least 91 days assessed using the Kaplan Meier statistical method, and the secondary endpoint was proportion of survivors at study days 28 and 91. The trial enrolled 203 subjects over 22 months with 96 subjects randomized to the treated group and 107 randomized to the control group. VTI-208E, an extension study, assesses subject outcomes for five years after enrollment in VTI-208. Results of the VTI-208 clinical trial, incorporating VTI-208E survival data through July 30, 2015, showed that the trial failed to reach its primary or secondary endpoints.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic Company developing a cell-based therapy targeting the treatment of liver failure. The Company's ELAD System, is an extracorporeal human allogeneic cellular liver therapy Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release are forward-looking statements, including, among others, statements relating to plans and objectives of management for future operations and future results; our continuing analyses of the data from our VTI-208 clinical trial, including exploratory subset analyses; our preliminary findings; the timing and substance of future discussions and meetings with regulatory authorities; the timeline for future operations, including a potential new clinical trial, potential inclusion and exclusion criteria and study design, and the timing for the initiation of enrollment; and our projected cash runway, including estimates on costs of a new clinical trial. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Risks and uncertainties include, but are not limited to, the risk that further analysis of the VTI-208 data does not support and/or contradicts our findings to date; the risk that the VTI-208 data will not support a proposed new clinical trial; the risk that the FDA does not approve a new clinical trial plan; delays in meeting with the FDA or completing those meetings; the success or failure of a new clinical trial, if any; the uncertainties inherent in our clinical and development programs, including, without limitation, our ability to adequately demonstrate the safety and efficacy of the ELAD system, future clinical results, which may not support further development of the ELAD system, and challenges related to conducting pivotal clinical trials, including, but not limited to, the impact of VTI-208, failure to achieve favorable results in clinical trials, the successful opening and the continued participation of clinical sites and their ongoing adherence to protocols, assumptions regarding enrollment rates, timing and availability of subjects meeting inclusion and exclusion criteria, changes to protocols or regulatory requirements, the ability to comply with and meet applicable laws and regulations, and unexpected adverse events or safety issues; the ability to obtain regulatory approval for the ELAD system; and the sufficiency of funding and our ability to raise additional funding.  There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events.  The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. These forward-looking statements speak only as of the date hereof and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

CONTACT: Vital Therapies, Inc.
         Al Kildani
         Vice President, Investor Relations and Business Development
         858-673-6840
         akildani@vitaltherapies.com